SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 16, 2003
Date of Report

UQM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or other jurisdiction of incorporation)	1-10869 (Commission File Number)	84-0579156 (IRS Employer Identification #)

7501 Miller Drive, Frederick, Colorado 80530
(Address of Principal Executive Office)

(303) 278-2002
(Registrant's telephone number, including area code)

Item 5. OTHER EVENTS

On October 15, 2003, UQM entered into an Underwriting Agreement with IBS Holding Corporation (d/b/a I-Bankers Securities) pursuant to which UQM issued and sold  720,000 shares of common stock. The Underwriting Agreement is attached hereto as Exhibit 1.1. UQM issued the press release attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement dated October 15, 2003, by and among UQM and IBS Holding Corporation (d/b/a I-Bankers Securities)
5.1	Legal opinion of Holme Roberts & Owen LLP
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, theregistrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM Technologies, Inc., Registrant
October 16, 2003	/s/ Donald A. French Donald A. French, Treasurer